Exhibit 99.1

Contact: J. Todd Scruggs, Secretary-Treasurer

(434) 846-2000 tscruggs@bankofthejames.com

For Immediate Release

Bank of the James Financial Group, Inc. Announces Results

For 3rd Quarter 2006

Lynchburg Va., October 20, 2006. Bank of the James Financial Group, Inc. (OTCBB:BOJF) (quarterly consolidated results unaudited) reported today total net income after tax of $416,000 or $0.21 per basic share ($0.19 diluted) for the quarter ended September 30, 2006 and $1,200,000 or $0.60 per basic share ($0.56 diluted) year-to-date compared to net income of $489,000 or $0.24 per basic share ($0.23 diluted) and $1,256,000 or $0.63 per basic share ($0.60 diluted) for the respective periods a year ago. All earnings per share amounts have been adjusted to reflect the 25% stock dividend paid by Bank of the James Financial Group, Inc. (the “Company”) during March, 2006, as well as all previously declared and paid stock dividends.

Despite a challenging environment that included a flat or inverted yield curve throughout most of the third quarter, the Company’s wholly-owned subsidiary, Bank of the James (the “Bank”) was able to maintain a strong net interest margin and continued to grow its balance sheet. The net interest margin for the three month period ended September 30, 2006 was 4.51% as compared to 4.62% during the same period a year ago. “Maintaining a net interest margin that is within our target is one of our fundamental goals” noted Robert R. Chapman III, the Bank’s president. Mr. Chapman further commented that “the strength of the net interest margin during a period featuring a flat or inverted yield curve demonstrates that we have been able to successfully manage our margin in adverse conditions. We continue to price our loans, deposits, and other products based on our long term business plan rather than succumbing to interest rate pressures brought on by increased interest rate competition resulting from an inverted curve. We believe that we remain on track with our strategic plan and our team of employees remains steadfast in their commitment to our shareholders, our customers, and the Region 2000 market.”

Although the net interest margin declined slightly, net interest income for the quarter ended September 30, 2006 was $2,265,000 as compared to net interest income of $2,142,000 in the same quarter of 2005, an increase of 5.7%. This was due in large part to an increase in the balance of our interest earning assets.

Positive balance sheet growth trends continued in the 3rd quarter 2006. Deposits increased from $173,956,000 as of the year ended December 31, 2005 to $188,667,000 as of the period ended September 30, 2006, an increase of 8.4%. Loans, net of unearned income and loan loss provision have increased from $155,480,000 as of the year ended December 31, 2005 to $174,020,000 as of the period ended September 30, 2006, an increase of 11.9%. These increases are the primary reason that total assets increased 9.4% from $195,852,000 as of the year ended December 31, 2005 to $214,349,000 as of the period ended September 30, 2006.

Non-interest income improved through the continued increase in fees generated from mortgage origination volume and sales of investments through the Company’s wholly-owned subsidiary BOTJ Investment Group, Inc. Non-interest income increased to $649,000 for the quarter ended September 30, 2006 as compared to $594,000 in the period ended September 30, 2005, an increase of 9.2%.

The increase in net interest income and non-interest income was offset by an increase in non-interest expense. This increase continues to be associated with costs incurred in expanding our branch network, including costs associated with the Boonsboro Road branch, our most recently opened branch.

Press Release, October 20, 2006, Page 2

Bank of the James Financial Group, Inc.

The above-referenced financial results have produced a year-to-date return on average assets of 0.79% and a year-to-date return on average equity of 10.51% at the end of the 3rd quarter ended September 30, 2006.

Bank of the James, a wholly-owned subsidiary of Bank of the James Financial Group, Inc., currently operates six full service locations as well as mortgage origination offices in Forest and Moneta, Virginia. Bank of the James Financial Group, Inc. common stock is quoted on the Over The Counter Bulletin Board under the symbol “BOJF” (some web sites require BOJF.OB to quote).

Selected financial highlights are shown below.

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Cautionary Statement Regarding Forward-Looking Statements

This press release report contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements which speak only as of the dates on which they were made. Bank of the James Financial Group (the “Company”) undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Such factors include, but are not limited to competition, general economic conditions, potential changes in interest rates, and changes in the value of real estate securing loans made by Bank of the James (the “Bank”), the sole subsidiary of Bank of the James Financial Group, Inc. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission and previously filed by the Bank (as predecessor of the Company) with the Federal Reserve Board.

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Bank of the James Financial Group, Inc. and Subsidiaries

(000’s) except ratios and percent data

unaudited

Selected Data:	Three months ending Sep 30, 2006	Three months ending Sep 30, 2005	Change	Year to date Sep 30, 2006	Year to date Sep 30, 2005	Change
Interest income	$3,786	$3,147	20.31%	$10,675	$8,728	22.31%
Interest expense	1,521	1,005	51.34%	4,049	2,655	52.50%
Net Interest income	2,265	2,142	5.74%	6,626	6,073	9.11%
Provision for loan losses	184	255	-27.84%	489	629	-22.26%
Noninterest income	649	594	9.26%	1,637	1,610	1.68%
Noninterest expense	2,087	1,743	19.74%	5,918	5,154	14.82%
Income taxes	227	249	-8.84%	656	644	1.86%
Net income	416	489	-14.93%	1,200	1,256	-4.46%
Weighted Average Shares Outstanding	2,016,986	2,000,979	0.80%	2,009,974	1,983,673	1.33%
Basic net income per share	$0.21	$0.24	$(0.03)	$0.60	$0.63	$(0.03)
Fully diluted net income per share	$0.19	$0.23	$(0.04)	$0.56	$0.60	$(0.04)

Balance Sheet at period end:	Sep 30, 2006	Dec 31, 2005	Change	Sep 30, 2005	Dec 31, 2004	Change
Loans, net	$174,020	$155,480	11.92%	$153,789	$140,272	9.64%
Total securities	26,490	23,919	10.75%	25,264	19,911	26.88%
Total deposits	188,667	173,956	8.46%	170,355	153,834	10.74%
Stockholders’ equity	16,161	14,675	10.13%	14,200	12,786	11.06%
Total assets	214,349	195,852	9.44%	191,173	171,025	11.78%
Shares Outstanding	2,019,978	2,001,309	18,669	2,001,309	1,935,824	65,485
Book value per share	8.00	7.33	0.67	7.10	6.60	$0.49

Daily averages (bank only):	Three months ending Sep 30, 2006	Three months ending Sep 30, 2005	Change	Year to date Sep 30, 2006	Year to date Sep 30, 2005	Change

Loans, net	$166,144	$149,888	10.85%	$161,545	$145,197	11.26%
Total securities	27,570	25,363	8.70%	25,678	22,700	13.12%
Total deposits	186,231	167,444	11.22%	179,192	162,377	10.36%
Stockholders’ equity	15,643	14,193	10.22%	15,261	13,597	12.24%
Interest earning assets	199,172	178,998	11.27%	191,613	171,481	11.74%
Interest bearing liabilities	168,344	148,217	13.58%	161,278	143,704	12.23%
Total Assets	211,013	187,941	12.28%	202,748	180,832	12.12%

Financial Ratios:	Three months ending Sep 30, 2006	Three months ending Sep 30, 2005	Change	Year to date Sep 30, 2006	Year to date Sep 30, 2005	Change
Return on average assets	0.78%	1.03%	(0.25)	0.79%	0.93%	(0.14)
Return on average equity	10.55%	13.67%	(3.12)	10.51%	12.35%	(1.84)
Net Interest Margin	4.51%	4.75%	(0.24)	4.62%	4.73%	(0.11)
Efficiency ratio	71.62%	63.71%	7.91	71.62%	67.08%	4.54
Average Equity to average assets	7.41%	7.55%	(0.14)	7.53%	7.52%	0.01

Allowance for loan losses:	Three months ending Sep 30, 2006	Three months ending Sep 30, 2005	Change	Year to date Sep 30, 2006	Year to date Sep 30, 2005	Change
Beginning balance	$2,006	$1,526	31.45%	$1,777	$1,419	25.23%
Provision for losses	184	255	-27.84%	489	629	-22.26%
Charge-offs	(181)	(114)	58.77%	(295)	(392)	-24.74%
Recoveries	4	17	-76.47%	42	28	50.00%
Ending balance	2,013	1,684	19.54%	2,013	1,684	19.54%

Nonperforming assets:	Sep 30, 2006	Dec 31, 2005	Change	Sep 30, 2005	Dec 31, 2004	Change
Nonaccrual loans	668	261	155.94%	242	380	-36.32%
Restructured loans	none	none	—	none	none	—
Total nonperforming loans	668	261	155.94%	242	380	-36.32%
Other real estate owned	579	none	—	none	85	—
Total nonperforming assets	1,247	261	377.78%	242	465	-47.96%

Asset quality ratios:	Sep 30, 2006	Dec 31, 2005	Change	Sep 30, 2005	Dec 31, 2004	Change
Nonperforming loans to total loans	0.38%	0.17%	0.21	0.16%	0.27%	(0.11)
Allowance for loan losses to total loans	1.14%	1.13%	0.01	1.08%	1.00%	0.08
Allowance for loan losses to nonperforming loans	301.35%	680.84%	(379.50)	695.87%	373.42%	322.45